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                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF ZANETT, INC.

The following lists all consolidated subsidiaries of Zanett, Inc. as of December 31, 2005.

NAME OF SUBSIDIARY                        STATE OF INCORPORATION
----------------------------------        ----------------------

Zanett Commercial Solutions, Inc.                Delaware

Paragon Dynamics, Inc.                           Delaware

Delta Communications Group, Inc.                 Delaware